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               [GOODWIN, PROCTER & HOAR LLP LETTERHEAD APPEARS HERE]


                                                                     EXHIBIT 8.1



                              As of June 20, 1997


California Jockey Club
2600 South Delaware St.
P.O. Box 1117
San Mateo, CA 94403

     Re:  Certain Federal Income Tax Matters
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Ladies and Gentlemen:

     This opinion is delivered to you in our capacity as special tax counsel to California Jockey Club, a Delaware corporation ("Cal Jockey") in connection with the registration statement on Form S-3 (the "Shelf Registration Statement") filed by Cal Jockey and Bay Meadows Operating Company, a Delaware corporation ("BMOC"), with the Securities and Exchange Commission relating to the offering of up to $500,000,000 of one or more series of shares of the common stock or the preferred stock of Cal Jockey and BMOC.

     Shortly after the filing of the Shelf Registration Statement, and subject to shareholder consents and the satisfaction of certain other conditions, it is anticipated that Patriot American Hospitality, Inc., a Virginia corporation ("Patriot"), will merge (the "Merger") with and into Cal Jockey pursuant to an Agreement and Plan of Merger dated as of February 24, 1997, as amended and restated as of May 28, 1997 (the "Merger Agreement"), among Patriot, Patriot American Hospitality Partnership, L.P., a Virginia limited partnership, Cal Jockey and Bay Meadows. The Merger, and other related transactions, are then anticipated to occur as described in the Registration Statement on Form S-4 (the "Merger Registration Statement") filed by Cal Jockey, BMOC and Patriot with the Securities and Exchange Commission on May 30, 1997. Pursuant to the Merger Agreement, Cal Jockey will be the surviving company in the Merger and will change its name to Patriot American Hospitality, Inc. ("New Patriot REIT").

     This opinion relates to the qualification of Cal Jockey as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for periods
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California Jockey Club
As of June 20, 1997
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prior to the Merger, and to the ability of New Patriot REIT to qualify as a REIT following the Merger.

     In rendering the following opinions, we have reviewed the Shelf Registration Statement and the Merger Registration Statement and the descriptions set forth therein of Cal Jockey and of New Patriot REIT and their current and proposed investments and activities. We also have examined (i) the proposed form of the Amended and Restated Certificate of Incorporation of New Patriot REIT and the proposed form of the Amended and Restated Bylaws of New Patriot REIT set forth as Annexes B and C, respectively, to the Joint Proxy Statement and Prospectus (the "Joint Proxy Statement Prospectus") included in the Merger Registration Statement, (ii) the Certificate of Incorporation and Bylaws of Cal Jockey, as of the beginning of the first taxable year for which it elected to be a REIT, and as amended to date, (iii) the Merger Agreement, (iv) the Pairing Agreement dated as of February 17, 1983, as amended and as proposed to be amended, by and between Cal Jockey and BMOC and (v) such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein. The foregoing documents, including the Shelf Registration Statement and the Merger Registration Statement, are referred to herein as the "Documents."

     We have relied upon (i) certain representations of Cal Jockey set forth in a representation letter regarding the manner in which Cal Jockey has been owned and operated and will be owned and operated prior to the Merger and (ii) certain representations of Patriot set forth in representation letters regarding the manner in which Patriot has been owned and operated and will be owned and operated prior to the Merger and the manner in which New Patriot REIT will be owned and operated. We also have relied on the statements contained in the Documents regarding the operation and ownership of Cal Jockey, Patriot and New Patriot REIT and their affiliates. We have neither independently investigated nor verified such representations or statements, and we assume that such representations and statements are true, correct and complete and that all representations made "to the best of the knowledge and belief" of any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification and that no action will occur from the date hereof until the Merger that is inconsistent with such representations.

     We assume that the Merger and related transactions contemplated by the Documents will be consummated in accordance with the Documents and as described in the Merger
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California Jockey Club
As of June 20, 1997
Page 3


Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof) and that all entities have operated and will operate in accordance with governing documents and applicable laws.

     In rendering the opinions set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, (vii) the factual accuracy of all representations, warranties and other statements made by all parties, and (viii) the continued accuracy of all documents, certificates, warranties and covenants on which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion that:

     (1) The form of organization of Cal Jockey and its operations and anticipated operations for periods prior to the Merger are such as to enable Cal Jockey to have qualified and continue to qualify as a REIT under the Code for the taxable year ending December 31, 1983 and for subsequent taxable years through that portion of its 1997 taxable year ending with the Merger.

     (2) The form of organization of New Patriot REIT and its operations and anticipated operations following the Merger are such as to enable New Patriot REIT to qualify as a REIT under the Code for the taxable year ending December 31, 1997 and for subsequent taxable years.

     (3) The discussion set forth under the caption "Federal Income Tax Considerations" in the Shelf Registration Statement, to the extent that such discussion constitutes matters of law, summaries of legal matters or legal conclusions, is accurate in all material respects.
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California Jockey Club
As of June 20, 1997
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     We express no opinion herein other than those expressly set forth above.
You should recognize that our opinions are not binding on a court or the Internal Revenue Service (the "IRS") and that a court or the IRS may disagree with the opinions contained herein. Although we believe that our opinions will be sustained if challenged, there can be no assurance that this will be the case. The discussion and conclusions set forth above are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. Future changes in applicable law could adversely affect our opinions.

     We consent to being named as special tax counsel to Cal Jockey in the Shelf Registration Statement, to the references in the Shelf Registration Statement to our firm, including the references under the captions "Federal Income Tax Considerations" and "Legal Matters," and to the inclusion of a copy of this opinion letter as an exhibit to the Shelf Registration Statement.


                                            Very truly yours,



                                            /s/ GOODWIN, PROCTER & HOAR  LLP